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                                                       Exhibit 99.B(d)(1)(c)(ii)

[ING FUNDS LOGO]


July 29, 2005


Todd Modic
Senior Vice President
ING Investments, LLC
7337 E. Doubletree Ranch Road
Scottsdale, AZ  85258

Dear Mr.Modic:

     Pursuant to the Management Agreement dated February 25, 2004, as amended, between ING Investors Trust and ING Investments, LLC (the "Agreement"), we hereby notify you of our intention to retain you as Manager to render investment advisory services to ING MarketPro Portfolio, ING MarketStyle Growth Portfolio, ING MarketStyle Moderate Growth Portfolio, ING MarketStyle Moderate Portfolio, effective August 15, 2005 and ING VP Index Plus International Equity Portfolio (the "New Series"), effective July 29, 2005, upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the above-mentioned New Series to SCHEDULE A of the Agreement. The AMENDED SCHEDULE A, with the annual investment management fee indicated for the New Series, is attached hereto.

     Please signify your acceptance to act as Manager under the Agreement with respect to the aforementioned New Series, by signing below.


                                           Very sincerely,


                                           /s/ Robert S. Naka
                                           Robert S. Naka
                                           Senior Vice President
                                           ING Investors Trust

ACCEPTED AND AGREED TO:
ING Investments, LLC


By: /s/ Todd Modic
    ---------------------------
    Todd Modic
    Senior Vice President


7337 E. Doubletree Ranch Rd.       Tel: 480-477-3000         ING Investors Trust
Scottsdale, AZ 85258-2034          Fax: 480-477-2700
                                   www.ingfunds.com

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                               AMENDED SCHEDULE A

                               WITH RESPECT TO THE

                              MANAGEMENT AGREEMENT

                                     BETWEEN

                               ING INVESTORS TRUST

                                       AND

                              ING INVESTMENTS, LLC

                                                                                 ANNUAL INVESTMENT
                                                                                   MANAGEMENT FEE
SERIES                                                                             --------------
------                                                              (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS)
ING LifeStyle Aggressive Growth Portfolio                                               0.14%

ING LifeStyle Growth Portfolio                                                          0.14%

ING LifeStyle Moderate Growth Portfolio                                                 0.14%

ING LifeStyle Moderate Portfolio                                                        0.14%

ING MarketPro Portfolio                                                                 0.00%

ING MarketStyle Growth Portfolio                                                        0.08%

ING MarketStyle Moderate Growth Portfolio                                               0.08%

ING MarketStyle Moderate Portfolio                                                      0.08%

ING VP Index Plus International Equity Portfolio                                        0.45%

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